Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of 3,500,000 shares of the Company’s common stock pursuant to a Registration Statement on Form S-3 (File No. 333-133169) and a related preliminary prospectus supplement filed with the Securities and Exchange Commission on May 2, 2006 (plus an over-allotment option for 525,000, if exercised) are estimated to be as follows:

Securities and Exchange Commission registration fee	$12,895
Fees and expenses of accountants	100,000
Fees and expenses of counsel	225,000
Printing and engraving fees and expenses	135,000
Miscellaneous	10,000
Total	$482,895